Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended January 31, 2026 (the “Report”), of the Puerto Rico Residents Tax-Free Fund V, Inc. (the “Fund”).

Carlos V. Ubiñas and Jose Grau of the Fund each certify that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
President

By:	/s/ Jose Grau
Jose Grau
Treasurer

Date: April 8, 2026